UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2014

Lumos Networks  Corp.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-35180 (Commission File Number)	80-0697274 (IRS Employer Identification No.)

One Lumos Plaza, P.O. Box 1068, Waynesboro, Virginia 22980

(Address of Principal Executive Offices) (Zip Code)

(540) 946-2000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Resignation of Directors

On July 29, 2014, Michael A. Huber informed Lumos Networks Corp. (the “Company”) of his resignation as a member of its board of directors (the “Board”), effective on the same date. Mr. Huber served on the Board as a designee of the Quadrangle Entities (defined below) pursuant to their rights under the Shareholders Agreement, dated as of October 31, 2011, among the Company, Quadrangle Capital Partners LP, Quadrangle Select Partners LP, Quadrangle Capital Partners-A LP, Quadrangle NTELOS Holdings II LP (together with Quadrangle Capital Partners LP, Quadrangle Select Partners LP and Quadrangle Capital Partners-A LP, the “Quadrangle Entities”) and the management shareholders named therein. There were no disputes or disagreements between Mr. Huber and the Company.

On July 27, 2014, James A. Hyde informed the Company that he will resign from the Board before the end of the third quarter of 2014.  There were no disputes or disagreements between Mr. Hyde and the Company.

Election of Directors

On July 29, 2014, the Board, upon a recommendation of the Nominating and Governance Committee, elected Brian C. Rosenberg, effective as of such date, to fill the vacancy on the Board created by Mr. Huber’s resignation.

Mr. Rosenberg, age 59, is President of Macalester College, a private liberal arts college located in Saint Paul, Minnesota, a position he has held since 2003. Previously, he served as dean of the faculty and an English professor at Lawrence University in Appleton, Wisconsin.

Also on July 29, 2014, the Board, upon a recommendation of the Nominating and Governance Committee, increased the size of the Board to nine directors and elected Michael T. Sicoli to the Board effective as of such date.

Mr. Sicoli, age 43, is the Founder and Principal of MTS Advisors, a consulting and advisory services firm, a position he has held since 2013. From 2010 to 2013, he served as Chief Executive Officer of Sidera Networks, a fiber optic service provider. Prior to that, Mr. Sicoli served as Executive Vice President and Chief Financial Officer of RCN Corporation, a cable broadband internet service provider.

Neither Mr. Rosenberg nor Mr. Sicoli has any relationships with the Company that would require disclosure pursuant to Item 404(a) of SEC Regulation S-K. Neither Mr. Rosenberg nor Mr. Sicoli has any direct or indirect material interest in any existing or currently proposed transaction to which the Company is or may become a party.

A copy of the related press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01Financial Statements and Exhibits.

(d)Exhibits

Exhibit No.	Description
99.1	Press release issued by Lumos Networks Corp. dated July 30, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  July 30, 2014

LUMOS NETWORKS CORP.

By:	/s/ Johan G. Broekhuysen
Johan G. Broekhuysen Interim Chief Financial Officer, Chief Accounting Officer and Corporate Controller

Exhibit Index

Exhibit No.Description

99.1Press release issued by Lumos Networks Corp. dated July 30, 2014